JOINT FILING AGREEMENT

Each of the undersigned hereby agrees:

     1. Each of them is individually eligible to use the Schedule 13G to which this Exhibit 99.1 is attached, and such Schedule 13G is filed on behalf of each of them.

     2. Each of them is responsible for the timely filing of such Schedule 13G and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     3. Nothing herein shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of this 16th day of February, 2004.

                                  /s/ Jerry Moyes, by Heidi Hornung-Scherr,
                                  attorney-in-fact, pursuant to a POA
                                  previously filed with the SEC
                                  --------------------------------------------
                                  Jerry Moyes


                                  /s/ Vickie Moyes, by Heidi Hornung-Scherr,
                                  attorney-in-fact, pursuant to a POA
                                  previously filed with the SEC
                                  --------------------------------------------
                                  Vickie Moyes

                                  THE JERRY AND VICKIE MOYES FAMILY TRUST
                                  DATED 12/11/87


                                  By: /s/ Jerry Moyes, Trustee, by Heidi
                                      Hornung-Scherr, attorney-in-fact,
                                      pursuant to a POA previously filed with
                                      the SEC
                                      ----------------------------------------
                                      Jerry Moyes, Trustee


                                  By: /s/ Vickie Moyes, Trustee, by Heidi
                                      Hornung-Scherr, attorney-in-fact,
                                      pursuant to a POA previously filed with
                                      the SEC
                                      ----------------------------------------
                                      Vickie Moyes, Trustee